UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2007
LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 958-1800
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     On August 14, 2007, Levitt Corporation (“Levitt”) received a notice from BFC Financial Corporation (“BFC”) terminating the Merger Agreement, dated January 30, 2007, entered into between BFC and Levitt. A copy of the termination letter received by the Levitt board of directors and special committee is attached as Exhibit 99.1 and incorporated by reference herein.
     BFC currently owns 2,074,243 shares of Levitt’s Class A Common Stock and all of Levitt’s outstanding Class B Common Stock, representing approximately 16.6% of Levitt’s total outstanding common stock and approximately 52.9% of the aggregate voting control of Levitt.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
          Exhibit 99.1  Letter dated August 14, 2007 from BFC Financial Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: August 14, 2007	By:	/s/ George P. Scanlon
George P. Scanlon,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Letter dated August 14, 2007 from BFC Financial Corporation.